                                                                     EXHIBIT 4.4

                    FIRST AMENDMENT TO AMENDED AND RESTATED
                    CREDIT AGREEMENT AND SECURITY AGREEMENT

         THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND SECURITY AGREEMENT (this "First Amendment") dated as of December 10, 2000 is by and among kforce.com, Inc. a Florida corporation (the "Borrower"), the Subsidiary Guarantors, the Lenders identified on the signature pages hereof and Bank of America, N.A., as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent"). Terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement (as hereinafter defined).

                              W I T N E S S E T H

         WHEREAS, the Borrower, the Subsidiary Guarantors, the Lenders and Bank of America, N.A., in its capacity as Administrative Agent, are parties to that certain Amended and Restated Credit Agreement dated as of November 3, 2000 (as amended, modified, supplemented, extended or restated from time to time, the "Credit Agreement"); and

         WHEREAS, the Borrower has requested and the Lenders have agreed to amend certain terms of the Credit Agreement as set forth herein;

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.    The Credit Agreement is hereby amended as follows:

               (a) Section 1.2(i)(A) of the Credit Agreement is deleted in its entirety and restated as follows:

                      (A) Subject to the limitations set forth below, the Administrative Agent is authorized by the Borrower and the Lenders, from time to time in the Administrative Agent's sole discretion, (A) after the occurrence of a Default or an Event of Default, or (B) at any time that any of the other conditions precedent set forth in
         Article 8 have not been satisfied, to make Base Rate Revolving Loans to the Borrower on behalf of the Lenders in an aggregate amount out-standing at any time not to exceed $6,000,000 (and in no event in an aggregate amount outstanding which, when added to all other Loans then outstanding, would exceed the Maximum Revolver Amount) for no longer than 15 consecutive days which the Administrative Agent, in its reasonable business judgment, deems necessary or desirable (1) to provide the Borrower with necessary working capital funds, (2) to preserve or protect the Collateral, or any portion thereof, (3) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (4) to pay any other amount chargeable to the Borrower pursuant to the terms of this Agreement, including costs, fees and expenses as described in Section 14.7 (any of such advances are herein referred to as "Agent Advances").

             (b) The first sentence of Section 2.5 of the Credit Agreement is deleted and restated as follows:

                  On the first day of each month and on the Termination Date the Borrower agrees to pay to the Administrative Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, an unused line fee (the "Unused Line Fee") equal to the appropriate Applicable Margin per annum in effect from time to time (which shall be .375% from the Closing Date through the first date on which the Applicable Margin is adjusted pursuant to the definition of such term), times the amount by which the Maximum Revolver Amount exceeded the sum of the average daily outstanding amount of Revolving Loans and the average daily undrawn face amount of outstanding Letters of Credit, during the immediately preceding month or shorter period if calculated for the first month hereafter or on the Termination Date.

         (c) The second sentence of Section 3.8 of the Credit Agreement is hereby deleted and restated as follows:

                  All payments shall be remitted to the Administrative Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Accounts or other Collateral received by the Administrative Agent, shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees or expense reimbursements then due to the Lenders from the Borrower; second, to pay interest due in respect of all Revolving Loans, including Non-Ratable Loans and Agent Advances; third, to pay or prepay principal of the Non-Ratable Loans and Agent Advances; fourth, to pay or prepay principal of the Revolving Loans (other than Non-Ratable Loans and Agent Advances) and unpaid reimbursement obligations in respect of Letters of Credit; fifth, to pay an amount to Administrative Agent equal to all outstanding Letter of Credit Obligations to be held as cash collateral for such Obligations; sixth, to pay any fees, indemnities or expense reimbursements including any amounts relating to Bank Products then due to the Administrative Agent from the Borrower; and seventh, to the payment of any other Obligation.

         (d) Section 7.19 of the Credit Agreement is hereby deleted in its entirety and restated as follows:

                  7.19 Sale and Leaseback Transactions. No Credit Party shall, directly or indirectly, enter into any arrangement with any Person who is not a Credit Party providing for a Credit Party to lease or rent property that such Credit

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
         Party has sold or will sell or otherwise transfer to such Person, except for leases with respect to computer equipment owned by a Credit Party but only to the extent the aggregate rental expense of the Credit Parties with respect to such operating leases does not exceed $3,000,000 in the aggregate during any Fiscal year of Borrowing during the term of this Agreement.

                  (e) Section 7.23 of the Credit Agreement is hereby deleted in its entirety and restated as follows:

                           7.23  EBITDA. If Availability is less than
         $20,000,000 at any date or dates during the term of this Agreement (any such date being hereafter referred to as a "Trigger Date"), as of the last day of the fiscal quarter in which any such Trigger Date occurs, the Borrower shall achieve EBITDA, on a consolidated basis, of not less than the amount indicated for the applicable period as set forth below:

         Period Ending                                                                      EBITDA
         -------------                                                                       ------
         The first quarter ending December 31, 2000                                          $ 6,500,000
         The two (2) fiscal quarters ending March 31, 2001                                   $15,000,000
         The three (3) fiscal quarters ending June 30, 2001                                  $25,000,000
         The four (4) fiscal quarters ending September 30, 2001 and as of                    $35,000,000
         the last day of each fiscal quarter thereafter, for the four (4) quarters ending on each such date

                  (f) Section 8.2(b) is amended in its entirety to read as follows:

                           (b) No such Borrowing shall exceed Availability, provided, however, that the foregoing conditions precedent are not conditions to each Lender participating in or reimbursing the Bank or the Administrative Agent for such Lenders' Pro Rata Share of any Non-Ratable Loan or Agent Advances made in accordance with the provisions of Sections 1.2(h) and (i).

                  (g) The first two (2) sentences of Section 10.1 of the Credit Agreement are hereby deleted in their entirety and restated as follows:


                           The term of this Agreement shall end on the Stated Termination Date unless sooner terminated in accordance with the terms of this Agreement. The Administrative Agent, upon direction from the Required Lenders, may terminate this Agreement without notice upon the occurrence of the Event of Default.

                  (h) Section 11.1(a) of the Credit Agreement is hereby amended by adding after clause (ix) thereof clauses (x) and (xi) which shall provide as follows:

                  (x) change the definition of "Stated Termination Date" or renew or extend the term of this Agreement; or

                  (xi) notify the Credit Parties of Administrative Agent's election to make any material change in the manner or timing of the remittance of payments in respect of Accounts from the requirements set forth in Section 4(c) of the Security Agreement or otherwise amend the provisions of Section 4(c) of the Security Agreement.

         (i) Section 12.7 of the Credit Agreement is hereby deleted in its entirety and restated as follows:

                  12.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Administrative Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), in accordance with their Pro Rata Shares, from and against any and all Indemnified Liabilities as such term is defined in Section 14.11; provided, however, that no Lender shall be liable for the payment to the Administrative Agent-Related Persons of any portion of such Indemnified Liabilities arising from Bank Products or resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its Pro Rata Share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document (excluding, however, Bank Products), or any other document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

         (j) Section 14.7 of the Credit Agreement is hereby deleted and restated as follows:

                  14.7     Fees and Expenses.

                  (a) The Borrower agrees to pay to the Administrative Agent, for its benefit, on demand, all costs and expenses that Administrative Agent pays or incurs in connection with the negotiation, preparation, consummation, administration, enforcement, and termination of this Agreement or any of the other Loan Documents, including: (1) Attorney Costs; (ii) costs and expenses (including attorneys' and



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
paralegals' fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (iii) costs and expenses of lien and title searches and title insurance; (iv) taxes, fees and other charges for recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Administrative Agent's Liens (including costs and expenses paid or incurred by the Administrative Agent in connection with the consummation of Agreement); (v) sums paid or incurred to pay any amount or take any action required of the Borrower under the Loan Documents that the Borrower fails to pay or take; (vi) costs of appraisals, inspections, and verifications of the Collateral, including travel, lodging, and meals for inspections of the Collateral and the Borrower's operations by the Administrative Agent plus the Administrative Agent's then customary charge for field examinations and audits and the preparation of reports thereof as described in the Fee Letter; (vii) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes; (viii) costs and expenses of preserving and protecting the Collateral; and (ix) costs and expenses (including Attorneys' Costs) paid or incurred to obtain payment of the Obligations, enforce the Administrative Agent's Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Administrative Agent or any Lender arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters).

         (b) The Borrower agrees to pay to each Lender, on demand, all costs and expenses (including attorneys' and paralegals' fees and disbursements) that such Lender pays or incurs in connection with (i) during the existence of an Event of Default, any amendment, modification, consent, supplement or waiver of this Agreement or any Loan Document; (ii) any refinancing or restructuring of the credit arrangements provided under this Agreement (other than extensions or renewals of the Stated Termination Date or any further syndication or assignment of the Lenders' Commitments), whether in the nature of a "workout" or in connection with any insolvency or bankruptcy proceedings or otherwise; (iii) any attempt to obtain payment of or collect the Obligations, enforce Liens against the Collateral, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of this Agreement or any of the other Loan Documents, or to defend any claims made or threatened against any Lender arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters).

         (c) The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrower. All of the foregoing costs and expenses shall be charged to the Borrower's Loan Account as Revolving Loans as described in Section 3.7.

                  (k) Clause (iii) of the definition of "Acquisition Loan Conditions" in Annex A to the Credit Agreement is hereby deleted and restated as follows:

                        (iii) After giving effect to the requested Acquisition Loan, the Borrower shall have not less than $20,000,000 of Availability;

                  (l) The definition of "EBITDA" in Annex A to the Credit Agreement is hereby deleted and restated as follows:

                        "EBITDA" means, with respect to any fiscal period of the Borrower, Adjusted Net Earnings from Operations, plus, to the extent deducted in the determination of Adjusted Net Earnings from Operations for that fiscal period, interest expenses, Federal, state, local and foreign income taxes, depreciation and amortization, including amortization of the cost of restricted stock issued by the Borrower during its 2001 fiscal year.

                  (m) The references to "Section 7.12" in the definition of "Joinder Agreement" in Annex A to the Credit Agreement are hereby deleted and references to "Section 7.26" are substituted in lieu thereof.

                  (n) The reference to "66 2/3" in the definition of "Required Lenders" in Annex A to the Credit Agreement is hereby deleted and reference to "66.66%" is substituted in lieu thereof.

                  (o) Clause (iii) of the definition of "Securities Repurchase Loan Conditions" in Annex A to the Credit Agreement is hereby deleted and restated as follows:

                        (iii) After giving effect to the requested Securities Repurchase Loan, the Borrower shall have not less than $20,000,000 of Availability;

            2. The Security Agreement is hereby amended by adding at the end of Section 2 thereof the following:

                  The Credit Parties and the Administrative Agent, on behalf of the Lenders, hereby acknowledge and agree that the Collateral shall not include "margin stock" within the meaning of Regulation U. For purposes hereof, Regulation U shall mean Regulation U as promulgated by the Board of Governors of the Federal Reserve System, as from time to time in effect.

            3. Additional Definition. For purposes of the Credit Agreement, the term "Ybor Property" shall mean the real property of the Borrower described in Schedule I attached to this First Amendment.




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

         4. Syndication Fees. The Borrower shall have no obligation to pay to Administrative Agent any syndication or similar fees in connection with its syndication of the Credit Agreement.

         5. Conditions Precedent. The effectiveness of this First Amendment is subject to the satisfaction of each of the following conditions (in form and substance satisfactory to the Administrative Agent);

                  (a) The Administrative Agent shall have received executed counterparts of this First Amendment duly executed by the Credit Parties, the Administrative Agent and the Lenders; and

                  (b) The Administrative Agent shall have received such additional agreements, certificates or documents as it may reasonably request in connection with this First Amendment.

         6. The Borrower and the Guarantors represent and warrant to the Administrative Agent and the Lenders that (i) the representations and warranties of the Credit Parties set out in Article 6 of the Credit Agreement are true and correct as of the date hereof (except those which expressly relate to an earlier period), (ii) no event has occurred and is continuing which constitutes a Default or Event of Default and (iii) no Credit Party has any counterclaims, offsets, credits or defenses to the Loan Documents and the performance of its obligations thereunder, or if any Credit Party has any such claims, counterclaims, offsets, credits or defenses to the Loan Documents or any transaction related to the Loan Documents, same are hereby waived, relinquished and released in consideration of the Lenders' execution and delivery of this First Amendment.

         7. The Guarantors (i) acknowledge and consent to all of the terms and conditions of this First Amendment, (ii) affirm all of their obligations under the Loan Documents and (iii) agree that this First Amendment and all documents executed in connection herewith do not operate to reduce or discharge the Guarantors' obligations under Article 13 of the Credit Agreement or the other Loan Documents.

         8. The Borrower and the Guarantors hereby represent and warrant to the Administrative Agent and the Lenders as follows:

                  (i) Each Credit party has taken all necessary action to authorize the execution, delivery and performance of this First Amendment.

                  (ii) This First Amendment has been duly executed and delivered by the Credit Parties and constitutes each of the Credit Parties' legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  (iii) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Credit Party of this First Amendment.

         9. Except as modified hereby, all of the terms and provisions of the Credit Agreement (including Schedules and Exhibits) and the other Loan Documents, and the obligations of the Credit Parties under the Credit Agreement and the other Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect.

         10. This First Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this First Amendment to produce or account for more than one such counterpart.

         11. This First Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Georgia.



                         [Signatures on following page]

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this First Amendment to be duly executed and delivered as of the date first above written.

BORROWER:                        KFORCE.COM, INC., a Florida corporation

                                 By:   /s/ Eileen Kelly
                                    -----------------------------------------

                                 Name:  Eileen Kelly
                                       --------------------------------------

                                 Title: Treasurer, Asst. Sect.
                                       --------------------------------------


GUARANTORS:                      KFORCE.COM USA, INC., a Delaware corporation

                                 By:   /s/ Eileen Kelly
                                    -----------------------------------------

                                 Name:  Eileen Kelly
                                       --------------------------------------

                                 Title: Treasurer, Asst. Sect.
                                       --------------------------------------


                                 ROMAC OF TEXAS, INC., a Texas corporation

                                 By:   /s/ David L. Dunhel
                                    -----------------------------------------

                                 Name:  David L. Dunhel
                                       --------------------------------------

                                 Title: CFO
                                       --------------------------------------


                                 KFORCE AIRLINES, INC., a Florida corporation

                                 By:   /s/ Eileen Kelly
                                    -----------------------------------------

                                 Name:  Eileen Kelly
                                       --------------------------------------

                                 Title: Treasurer, Asst. Sect.
                                       --------------------------------------


                                 YBOR HQ1, INC., a Florida corporation

                                 By:   /s/ Eileen Kelly
                                    -----------------------------------------

                                 Name:  Eileen Kelly
                                       --------------------------------------

                                 Title: Treasurer, Asst. Sect.
                                       --------------------------------------


                                 KFORCE INC., a Florida corporation

                                 By:   /s/ Eileen Kelly
                                    -----------------------------------------

                                 Name:  Eileen Kelly
                                       --------------------------------------

                                 Title: Treasurer, Asst. Sect.
                                       --------------------------------------



                      [Signatures continued on next page]




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
                                ROMAC INTERNATIONAL, INC., a Florida corporation

                                By:   /s/ Eileen Kelly
                                   -----------------------------------------

                                Name:  Eileen Kelly
                                      --------------------------------------

                                Title: Treasurer, Asst. Sect.
                                      --------------------------------------


                                ROMAC OF TEXAS 1, L.P., a Texas limited
                                partnership

                                By:   ROMAC OF TEXAS, INC., its sole
                                      general partner

                                By:   /s/ David L. Dunhel
                                   -----------------------------------------

                                Name:  David L. Dunhel
                                      --------------------------------------

                                Title: CFO
                                      --------------------------------------


AGENT:                          BANK OF AMERICA, N.A., as
                                Administrative Agent


                                By:   /s/ Mark Herdman
                                   ------------------------------------------
                                Name:  Mark Herdman
                                Title: Vice President


LENDER: BANK OF AMERICA, N.A., individually in its capacity as a Lender


                                By:   /s/ Mark Herdman
                                   ------------------------------------------
                                Name:  Mark Herdman
                                Title: Vice President



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